                                   THE BY-LAWS

                                       OF

                      JOHN HANCOCK DIVERSIFIED INCOME FUND


                                  June 6, 2003

                                Table of Contents

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I              DEFINITIONS.............................................................................      1

ARTICLE II             OFFICES.................................................................................      1
        Section 2.1    Principal Office........................................................................      1
        Section 2.2    Other Offices...........................................................................      1

ARTICLE III            SHAREHOLDERS............................................................................      1
        Section 3.1    Meetings................................................................................      1
        Section 3.2    Annual Meetings.........................................................................      1
        Section 3.3    Special Meetings........................................................................      1
        Section 3.4    Notice of Meetings......................................................................      3
        Section 3.5    Proxies.................................................................................      3
        Section 3.6    Abstentions and Broker Non-Votes........................................................      5
        Section 3.7    Inspection of Records...................................................................      5
        Section 3.8    Action without Meeting..................................................................      5

ARTICLE IV             TRUSTEES................................................................................      5
        Section 4.1    Meetings of the Trustees................................................................      5
        Section 4.2    Quorum and Manner of Acting.............................................................      5

ARTICLE V              COMMITTEES..............................................................................      6
        Section 5.1    Executive and Other Committees..........................................................      6
        Section 5.2    Meetings, Quorum and Manner of Acting...................................................      6

ARTICLE VI             OFFICERS................................................................................      6
        Section 6.1    General Provisions......................................................................      6
        Section 6.2    Election, Term of Office and Qualifications.............................................      6
        Section 6.3    Removal.................................................................................      6
        Section 6.4    Powers and Duties of the Chairman.......................................................      6
        Section 6.5    Powers and Duties of the Vice Chairman..................................................      6
        Section 6.6    Powers and Duties of the President......................................................      7
        Section 6.7    Powers and Duties of Vice Presidents....................................................      7
        Section 6.8    Powers and Duties of the Treasurer......................................................      7
        Section 6.9    Powers and Duties of the Secretary......................................................      7
        Section 6.10   Powers and Duties of Assistant Officers.................................................      7
        Section 6.11   Powers and Duties of Assistant Secretaries..............................................      7
        Section 6.12   Compensation of Officers and Trustees and Members of the
                       Advisory Board..........................................................................      7

ARTICLE VII            SHARES OF BENEFICIAL INTEREST...........................................................      8
        Section 7.1    Share Certificates......................................................................      8
        Section 7.2    Transfers of Pledged Shares.............................................................      8
        Section 7.3    Regulations.............................................................................      8
        Section 7.4    Lost, Destroyed or Mutilated Certificates...............................................      8

ARTICLE VIII           TERMS OF COMMON SHARES..................................................................      8
        Section 8.1    Designation.............................................................................      8
        Section 8.2    Common Shares...........................................................................      8

ARTICLE IX             FISCAL YEAR.............................................................................      9

ARTICLE X              SEAL....................................................................................      9

ARTICLE XI             SUFFICIENCY AND WAIVERS OF NOTICE.......................................................      9

ARTICLE XII            AMENDMENTS..............................................................................      9

                                   ARTICLE I

                                   DEFINITIONS

         All capitalized terms have the respective meanings given them in the Agreement and Declaration of Trust of John Hancock Diversified Income Fund, dated June 6, 2003, as amended or restated from time to time.

ARTICLE II

                                     OFFICES

Section 2.1. Principal Office. Until changed by the Trustees, the principal office of the Trust shall be in Boston, Massachusetts.

Section 2.2. Other Offices. The Trust may have offices in such other places without as well as within The Commonwealth of Massachusetts as the Trustees may from time to time determine.

                                  ARTICLE III

                                  SHAREHOLDERS

Section 3.1. Meetings. Meetings of the Shareholders of the Trust or a Series or Class thereof shall be held as provided in the Declaration of Trust or required by the 1940 Act at such place within or without The Commonwealth of Massachusetts as the Trustees shall designate.

Section 3.2. Annual Meetings. Annual meetings of the Shareholders of the Trust or a Series or Class thereof shall be held on such date and at such place within or without the Commonwealth of Massachusetts as the Trustees shall designate.

Section 3.3.      Special Meetings.

     (a) Special meetings of the Shareholders may be called at any time by the Chairman, the President or the Trustees. Subject to subsection (c) of this
Section 3.3, a special meeting of Shareholders shall also be called by the Secretary of the Trust upon the written request of the Shareholders entitled to cast not less than a majority of all the votes at such meeting.

     (b) Any Shareholder of record seeking to have Shareholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Trustees to fix a record date to determine the Shareholders entitled to request a special meeting (the "Requested Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such Shareholder (or other agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-8 thereunder. Upon receiving the Record Date Request Notice, the Trustees may fix a Requested Record Date. The Requested Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Requested Record Date is adopted by the Trustees. If the Trustees, within thirty (30) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Requested Record Date and make a public announcement of such Requested Record Date, the Requested Record Date shall be the close of business on the 30th after the first date on which the Record Date Request Notice is received by the Secretary.

     (c) In order for any Shareholder to request a special meeting, one or more written requests for a special meeting signed by Shareholders of record (or their duly authorized agents) as of the Requested Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such Shareholder (or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Trust's books, of each Shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of the Trust which are owned of record and beneficially by each such Shareholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting Shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

     (d) The Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of special meeting (including the Trust's proxy materials). The Secretary shall not be required to call a special meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraphs (b) and (c) of this Section 3.3, the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the special meeting.

     (e) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the President, Chairman or Trustees, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of Shareholders (a "Shareholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Trustees fail to designate, within thirty (30) days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Shareholder Requested Meeting, then the Shareholder Requested Meeting shall be held at 2:00 p.m. Eastern Time on the 90th day after the Delivery Date of such Shareholder Meeting Request is actually received by the Trust or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Trustees fail to designate a place for a Shareholder Requested Meeting within thirty (30) days after the Delivery Date, then such Shareholder Requested Meeting shall be held at the principal executive offices of the Trust. In fixing a date for any special meeting, the President, Chairman or Trustees may consider such factors as he, she, or they deem(s) relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a special meeting and any plan of the Trustees to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Trustees fail to fix a Meeting Record Date that is a date within thirty
(30) days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

     (f) If at any time as a result of written revocations of requests for the special meeting, Shareholders of record (or their duly authorized agents) as of the Requested Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the special meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the special meeting at any time before ten (10) days prior to the special meeting if the Secretary has first sent to all other requesting Shareholders written notice of such revocation and of intention to revoke the notice of the special meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a special meeting shall be considered a request for a new special meeting.

     (g) The Chairman, the President or the Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after receipt by the Secretary of such purported request or (ii) such date as the independent inspectors certify to the Trust that the valid Shareholder Meeting Request and Shareholder Meeting

Percentage received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (g) shall in any way be construed to suggest or imply that the Trust or any Shareholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 3.4. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail, telegraphic or electronic means to each Shareholder at his address as recorded on the register of the Trust mailed at least seven (7) days before the meeting, provided, however, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the 1934 Act. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

Section 3.5. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting or telegraphic transmission) by the Shareholder or the Shareholder's attorney-in-fact. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Declaration of Trust to vote and fractional shares shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy, including a photographic or similar reproduction thereof and a telegram, cablegram, wireless or similar transmission thereof, purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person regarding the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

Section 3.6.      Nominations and Proposals by Shareholders.

     (a) Annual Meetings of Shareholders. Nominations of persons for election as a Trustee and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) by any Shareholder of the Trust who was a Shareholder of record both at the time of giving of notice provided for in this Section 3.6(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 3.6(a). For nominations for election to the Trustees or other business to be properly brought before an annual meeting by a Shareholder pursuant to this Section 3.6(a), the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by Shareholders. To be timely, a Shareholder's notice must be delivered to the Secretary at the principal executive office of the Trust by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the anniversary date of the mailing of the notice for the preceding year's annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above. A Shareholder's notice to be proper must set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Trust that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder (including any anticipated benefit to the Shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such Shareholder, as they appear on the Trust's stock ledger and current name and address, if different, and of such beneficial owner, and (B) the class and number of shares of stock of the Trust which are owned beneficially and of record by such
Shareholder and such beneficial owner. Notwithstanding anything in this paragraph (a) of Section 3.6 to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Trustees at least one hundred (100) days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a Shareholder's notice required by this Section 3.6(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Trust.

     (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Trustees may be made at a special meeting of Shareholders at which trustees are to be elected (i) pursuant to the Trust's notice of meeting,
(ii) by or at the direction of the Trustees or (iii) provided that the Trustees have determined that trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 3.6(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 3.6(b). In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the Shareholder's notice containing the information required by this Section 3.6(b) shall have been delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above.

     (c) General. Only such persons who are nominated in accordance with the procedures set forth in this Section 3.6 shall be eligible to serve as trustee, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.6. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.6 and, if any proposed nomination or other business is not in compliance with this Section 3.6, to declare that such nomination or proposal shall be disregarded. For purposes of this Section 3.6,
(i) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of trustees and (ii) "public announcement" shall mean disclosure (A) in a press release either transmitted to the principal securities exchange on which Shares of the Trust's common stock are traded or reported by a recognized news service or (B) in a document publicly filed by the Trust with the Commission.

     (d) Compliance with State and Federal Law. Notwithstanding the foregoing provisions of this Section 3.6, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section
3.6. Nothing in this Section 3.6 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 3.7. Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

Section 3.8. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

Section 3.9. Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration of Trust, or the By-Laws) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV

                                    TRUSTEES

Section 4.1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, the Chairman or by any one of the Trustees, who are at the time in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be given by telephone, cable, wireless, facsimile or electronic means to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

Section 4.2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration of Trust or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                   ARTICLE V

                                   COMMITTEES

Section 5.1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than two (2) members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust or a Series thereof, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration of Trust or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time; the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees shall be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation, the Committee may elect its own Chairman.

Section 5.2. Meetings, Quorum and Manner of Acting. The Trustees may (a) provide for stated meetings of any Committee, (b) specify the manner of calling and notice required for special meetings of any Committee, (c) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (d) authorize the making of decisions to exercise specified powers by written consent of the requisite number of members of a Committee without a meeting, and (e) authorize the members of a Committee to meet by means of a telephone conference circuit.

         The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

                                   ARTICLE VI

                                    OFFICERS

Section 6.1. General Provisions. The officers of the Trust shall be a Chairman, a President, a Treasurer and a Secretary, and each such officer shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any other subordinate officers or agents not specifically listed in this Section 6.1.

Section 6.2. Election, Term of Office and Qualifications. The officers of the Trust (except those appointed pursuant to Section 6.1) shall be elected by the Trustees. Except as provided in Sections 6.3 and 6.4 of this Article VI, each officer elected by the Trustees shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same person. The Chairman of the Board shall be selected from among the Trustees and may hold such office only so long as he continues to be a Trustee. Any Trustee or officer may be but need not be a Shareholder of the Trust.

Section 6.3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

Section 6.4. Powers and Duties of the Chairman. The Chairman shall preside at the meetings of the Shareholders and of the Trustees. He may call meetings of the Trustees and of any committee thereof whenever he deems it necessary. He shall be the Chief Executive Officer of the Trust and shall have, with the President, general supervision over the business and policies of the Trust.

Section 6.5. Powers and Duties of the Vice Chairman. The Trustees may, but need not, appoint one or more Vice Chairmen of the Trust. A Vice Chairman shall be an executive officer of the Trust and shall have the powers and duties of a Vice President of the Trust as provided in Section 6.7 of this Article VI. The Vice Chairman shall perform such duties as may be assigned to him from time to time by the Trustees or the Chairman.


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Section 6.6. Powers and Duties of the President. The President shall preside at all meetings of the Shareholders in the absence of the Chairman. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres as provided by the Trustees, he shall at all times exercise general supervision over the business and policies of the Trust. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

Section 6.7. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

Section 6.8. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust or any Series or Class thereof which may come into his hands to such Custodian as the Trustees may employ. He shall render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 6.9. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of a Transfer Agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

Section 6.10. Powers and Duties of Assistant Treasurers and Other Officers. In the absence or disability of the Treasurer, any officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each officer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 6.11. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

Section 6.12. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees and members of an advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.


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                                  ARTICLE VII

                          SHARES OF BENEFICIAL INTEREST

Section 7.1. Share Certificates. The Trustees may issue Shares either in certificated or uncertificated form, and if they have issued Shares in certificated form, they may, by written notice to the holders of such Shares, require the surrender by such holders of their certificates to the Trust for cancellation, which surrender and cancellation shall not affect the ownership of such Shares. For any Shares issued without certificates, the Trust or its Transfer Agent may either issue receipts therefore or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares as if they had received certificates therefore and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration. For any Shares for which the Trustees shall issue certificates, each holder of such Shares shall be entitled to a certificate stating the number of Shares owned by him in such form as shall be prescribed from time to time by the Trustees. The certificates representing Shares shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Trust. Any or all of the signatures or the seal of the Trust on the certificate may be a facsimile. In case any officer, Transfer Agent or registrar who has signed or whose facsimile signature has been placed upon a certificate and who has ceased to be such officer, Transfer Agent or registrar before such certificate is issued, such certificate may be issued by the Trust with the same effect as if such officer, Transfer Agent or registrar were still in office at the date of issue.

Section 7.2. Transfers of Pledged Shares. Unless otherwise provided herein, a pledgee of Shares pledged as collateral security shall be entitled to a new certificate in his name as pledgee, in the case of certificated Shares, or to be registered as the holder in pledge of such Shares in the case of uncertificated Shares; provided, that the instrument of pledge substantially describes the debt or duty that is intended to be secured thereby. Any such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, and any such registration of uncertificated Shares shall be in a form which indicates that the registered holder holds such Shares in pledge. After such issue or registration, and unless and until such pledge is released, such pledgee and his successors and assigns shall alone be entitled to the rights of a Shareholder, and entitled to vote such Shares.

Section 7.3. Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, transfer and registration of certificates for Shares of the Trust. They may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks, and one or more registrars, and may require all certificates for Shares to bear the signature or signatures of any of them.

Section 7.4. Lost, Destroyed or Mutilated Certificates. The holder of any certificates representing Shares of the Trust shall immediately notify the Trust of any loss, destruction or mutilation of such certificate, and the Trust may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Trustees may, in their discretion, require such owner or his legal representative to give to the Trust a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Trustees in their absolute discretion shall determine, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or issuance of a new certificate.

                                  ARTICLE VIII

                             TERMS OF COMMON SHARES

Section 8.1. Designation. A class of common shares of beneficial interest, without par value, is hereby designated "Common Shares" (the "Common Shares").

Section 8.2. Common Shares.


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         (i) The Common Shares shall rank junior to the Preferred Shares with respect to payment of dividends and distributions on liquidation or dissolution and shall have such other qualifications, limitations or restrictions as provided in the Declaration.

         (ii) Except as otherwise provided herein or by law and the Declaration, the holders of the Common Shares shall be entitled to one vote for each Share on each matter submitted to a vote of the Shareholders of the Trust. The holders of the Common Shares and the holders of the Preferred Shares shall vote together as a single class except as herein provided or to the extent otherwise required by the 1940 Act or the Declaration.

         (iii) After all accumulated and unpaid dividends upon all outstanding Preferred Shares for all previous dividend periods have been paid, and full dividends on all outstanding Preferred Shares for the then-current dividend period have been paid or declared and a sum sufficient for the payment thereof set apart therefore, then and not otherwise, dividends or other distributions may be declared upon and paid to the holders of the Common Shares, to the exclusion of the holders of the Preferred Shares.

         (iv) In the event of the dissolution, liquidation, or winding up of the Trust, whether voluntary or involuntary, after payment in full of the amounts, if any, required to be paid to the holders of the Preferred Shares, the holders of the Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares, to share ratably in all remaining assets of the Trust.

                                   ARTICLE IX

                                   FISCAL YEAR

         The fiscal year of the Trust and any Series thereof shall be established by resolution of the Trustees.

                                   ARTICLE X

                                      SEAL

         The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe but the absence of a seal shall not impair the validity or execution of any document.

                                   ARTICLE XI

                        SUFFICIENCY AND WAIVERS OF NOTICE

         Whenever any notice whatever is required to be given by law, the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been sent by mail, telegraph, cable, wireless, facsimile or electronic means for the purposes of these By-Laws when it has been delivered by a representative of any entity holding itself out as capable of sending notice by such means with instructions that notices be so sent.

                                  ARTICLE XII

                                   AMENDMENTS

         These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by a vote of a majority of the Trustees, provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to federal or state law, the Declaration of Trust or these By-Laws, a vote of the Shareholders.


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                                 END OF BY-LAWS





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